Exhibit 3.2

CERTIFICATE OF LIMITED PARTNERSHIP
OF
NEW YORK OIL ETF, LP

     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17 does hereby certify as follows:

     FIRST: The name of the limited partnership is New York Oil ETF, LP.

     SECOND: The name and address of its registered office in the State of Delaware shall be Corporation Service Company, at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.

     THIRD: The name and mailing address of the general partner shall be Standard Asset Management, LLC, at Corporation Service Company, at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Limited Partnership to be duly executed as of this 12th day of May, 2005.

Standard Asset Management, LLC, as General Partner
By:	/s/ Nicholas D. Gerber

Nicholas D. Gerber
Authorized Person